As filed with the Securities and Exchange Commission on December 16, 1998

                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                            DARDEN RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

                Florida                                        59-3305930
      (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                       Identification No.)

       5900 Lake Ellenor Drive                                    32809
          Orlando, Florida                                     (Zip Code)
(Address of Principal Executive Offices)

                            DARDEN RESTAURANTS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              C. L. Whitehill, Esq.
              Senior Vice President, General Counsel and Secretary
                            Darden Restaurants, Inc.
                             5900 Lake Ellenor Drive
                             Orlando, Florida 32809
                     (Name and address of agent for service)

                                 (407) 245-4000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
     Title of securities to be        Amount to be      Proposed maximum      Proposed maximum       Amount of
           registered (1)              registered      offering price per    aggregate offering     registration
                                                           share (2)             price (2)              fee
--------------------------------------------------------------------------------------------------------------------
  Common Stock, without par value       1,400,000           $18.344             $25,681,600          $7,139.48
====================================================================================================================

(1) This Registration Statement also relates to the Rights to purchase fractional shares of Preferred Stock of the registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, May 28, 1995 pursuant to the terms of the registrant's Rights Agreement, dated as of May 28, 1995 as amended as of May 23, 1996. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates of Common Stock and will be transferred with and only with such Common Stock.

     Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1) and (c), based upon the average of the high and low prices for the registrant's Common Stock as reported on the New York Stock Exchange on December 10, 1998.





                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents which have been filed by Darden Restaurants, Inc. ("Darden" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the fiscal year ended May 31, 1998.

     (b) Quarterly Report on Form 10-Q for the quarterly period ended August 30, 1998.

     (c)  Current Report on Form 8-K filed on June 24, 1998.

     (d)  Current Report on Form 8-K filed on September 25, 1998.

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission on March 9, 1995, as amended on April 21, 1995, May 2, 1995 and May 5, 1995, and any amendment or report filed by the Company under the Exchange Act for the purpose of updating such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering described herein.

     All documents filed by the Company or the Darden Restaurants, Inc. Employee Stock Purchase Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

     Pursuant to authority conferred by Florida law, the Darden Articles of Incorporation contain a provision providing that no director of Darden shall be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, unless (i) the director breached or failed to perform his or her duties as director and (ii) the breach or failure constitutes
(a) a violation of criminal law (except where he or she had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful), (b) a transaction from which the director derived improper personal benefit, (c) improper distributions, (d) conscious disregard of the Company's best interest or willful conduct, or (e) recklessness or an act or omission in bad faith.

     The Darden Articles of Incorporation also provide that if Florida law is amended to further eliminate or limit the liability of directors, then the liability of a director of Darden shall be eliminated or limited, without further shareholder action, to the fullest extent permissible under Florida law as so amended.

     Florida law contains provisions permitting and, in some situations, requiring Florida corporations, such as Darden, to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. The Darden Articles of Incorporation and Bylaws contain provisions requiring indemnification by Darden of its directors and officers to the fullest extent that is permitted by law. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. In addition, the Darden Articles of Incorporation and Bylaws authorize it to purchase insurance for its directors and officers insuring them against certain risks as to which Darden may be unable lawfully to indemnify them. Darden maintains insurance coverage for its officers and directors as well as insurance coverage to reimburse Darden for potential costs of its corporate indemnification of officers and directors.

     The Securities and Exchange Commission has taken the position that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted by a company to its directors and officers, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits

Exhibit
Number                            Description

4.1 Articles of Incorporation (incorporated by reference to Exhibit 3(a) to the Company's Registration Statement on Form 10 filed with the Commission pursuant to the Exchange Act on March 9, 1995, as amended on April 21, 1995, May 2, 1995 and May 5, 1995 (File No. 1-13666) (the "Registration Statement on Form 10")).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Registration Statement on Form 10).

4.3 Rights Agreement, dated as of May 28, 1995, between the Company and Norwest Bank Minnesota, N.A., as amended May 23, 1996, assigned to First Union National Bank, as Rights Agent, as of September 29, 1997 (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998).

4.4 Indenture dated as of January 1, 1996, between the Company and Norwest Bank Minnesota, N.A., as Trustee (incorporated herein by reference to the Company's Current Report on Form 8-K filed February 9, 1996).

23.1 Consent of KPMG Peat Marwick LLP.

24.1 Powers of Attorney.

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's or the Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 15th day of December, 1998.

                                       DARDEN RESTAURANTS, INC.


                                       By:  /s/ C. L. Whitehill
                                            --------------------------------
                                            C. L. Whitehill
                                            Senior Vice President,
                                            General Counsel and Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capabilities and on the dates indicated.

/s/ Joe R. Lee*                         Chairman of the Board, Chief Executive               December 15, 1998
-------------------------------         Officer and Director
Joe R. Lee                              (principal executive officer)

/s/ Clarence Otis, Jr.*                 Senior Vice President-Finance and Treasurer          December 15, 1998
-------------------------------         (principal financial officer)
Clarence Otis, Jr.

/s/ Linda J. Dimopoulos*                Senior Vice President-Corporate Controller           December 15, 1998
-------------------------------         and Business Information Systems
Linda J. Dimopoulos                     (principal accounting officer)

/s/ H. B. Atwater*                      Director                                             December 15, 1998
-------------------------------
H. B. Atwater

/s/ Bradley D. Blum*                    Director                                             December 15, 1998
-------------------------------
Bradley D. Blum

/s/ Daniel B. Burke*                    Director                                             December 15, 1998
-------------------------------
Daniel B. Burke

/s/ Odie C. Donald*                     Director                                             December 15, 1998
-------------------------------
Odie C. Donald

/s/ Richard E. Rivera*                  Director                                             December 15, 1998
-------------------------------
Richard E. Rivera

/s/ Michael D. Rose*                    Director                                             December 15, 1998
-------------------------------
Michael D. Rose

/s/ Maria A. Sastre*                    Director                                             December 15, 1998
-------------------------------
Maria A. Sastre


/s/ Jack A. Smith*                      Director                                             December 15, 1998
-------------------------------
Jack A. Smith

/s/ Blaine Sweatt, III*                 Director                                             December 15, 1998
-------------------------------
Blaine Sweatt, III


*By:     /s/ C.L. Whitehill
         --------------------------
         C. L. Whitehill
         Attorney-in-Fact



     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 15th day of December, 1998.

                                       DARDEN RESTAURANTS, INC.
                                       EMPLOYEE STOCK PURCHASE PLAN


                                        By:  /s/ Michael D. Rose*
                                             ---------------------------------
                                             Michael D. Rose, Chairman
                                             Compensation Committee of the
                                             Board of Directors of the Company


*By:     /s/ C.L. Whitehill
         --------------------------
         C.L. Whitehill
         Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                                                                    Page

23.1     Consent of KPMG Peat Marwick LLP

24.1     Powers of Attorney